EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of
  CONAIR CORPORATION
East Windsor, New Jersey

    We consent to the use in this Registration Statement relating to 10,000,000 shares of Class A Common Stock of Conair Corporation on Form S-1 of our report dated February 11, 1995 (February 28, 1995 as to Note 15), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Conair Corporation, listed in Item 16(b). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
New York, New York
March 27, 1995